CERTIFICATE OF INCORPORATION
                         OF ACC CORP.
                    (a Delaware corporation)

                         ARTICLE ONE

     The name of the Corporation is ACC CORP.

                         ARTICLE TWO

     The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                         ARTICLE THREE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                         ARTICLE FOUR

     The total number of shares of stock which the Corporation shall have authority to issue is 10,000,000 shares, all of one class of Common Stock having a par value of $.015 per share, and each share of Common Stock shall be entitled to one vote on all matters as to which such stock is entitled to vote.

                         ARTICLE FIVE

     The business and affairs of the Corporation shall be managed by its Board of Directors which shall consist of not less than three persons. The exact number of Directors shall be fixed from time to time by, or in the manner provided in, the By-laws of the Corporation and may be increased or decreased as therein provided. Directors of the Corporation need not be elected by ballot unless required by the By-laws. The Board of Directors is authorized to adopt, alter, amend or repeal the By-laws, subject to the right of the stockholders to adopt, alter, amend or repeal By-laws made by the Board of Directors; provided, however, that By-laws shall not be adopted, altered, amended or repealed by the stockholders except by the affirmative vote of the holders of at least 80% of the issued and outstanding Common Stock of the Corporation.

                         ARTICLE SIX

     Action shall be taken by stockholders of the Corporation only at duly called annual or special meetings of stockholders and stockholders may not act by written consent. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the President, or the Board of Directors pursuant to a resolution approved by a majority of the entire Board.

                         ARTICLE SEVEN

                         SECTION 1

     A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

                         SECTION 2

     (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an 'indemnitee'), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss, including without limitation attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement, reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding, or part thereof, initiated by such indemnitee only if such proceeding, or part thereof, was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by the Court of Chancery of the State of Delaware or the court in which such proceeding is brought, that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter an "undertaking').

     (b) Right of Indemnitee to Bring Suit. If a claim under Paragraph (a) of this Section is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon an adjudication by the Court of Chancery of the State of Delaware or the court in which such suit is brought, that the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Section or otherwise shall be on the Corporation.

     (c) Non-Exclusivity of Rights. The rights to indemnification and the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested Directors or otherwise.

     (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     (e) Indemnification of Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of Directors, officers and employees of the Corporation.

                         ARTICLE EIGHT

                         SECTION 1

     Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the issued and outstanding Common Stock of the Corporation shall be required to alter, amend, adopt any provision inconsistent with or repeal Articles Five, Six, Seven and this Section 1 of Article Eight of this Certificate of Incorporation in any respect.

                         SECTION 2

     Except as otherwise provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or as hereafter prescribed by law, and all rights, preferences and privileges conferred upon stockholders, Directors and officers by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are subject to the right reserved in this Section.

                         ARTICLE NINE

     The name and mailing address of the incorporator of the Corporation are:
Thomas P. Young, Esq., 1800 Lincoln First Tower, Rochester, New York, 14604.

     IN WITNESS WHEREOF, the undersigned, being the sole incorporator for the purpose of forming a corporation under the laws of the State of Delaware, does make, file and record this Certificate of Incorporation, does certify that the facts herein stated are true, and, accordingly, has executed this Certificate of Incorporation this 7th day of April, 1987.


                                   /s/ Thomas P. Young
                                   Thomas P. Young, Incorporator

                    CERTIFICATE OF AMENDMENT
                              OF
                    CERTIFICATE OF INCORPORATION
                              OF
                         ACC CORP.

     ACC CORP., a corporation organized and existing under and by virtue of the General Corporation Law Of the State of Delaware, hereby certifies as follows:

     1. ARTICLE FOUR of this Corporation's Certificate of Incorporation is hereby amended to change the total number of shares of stock which this Corporation shall have authority to issue to 50,000,000 shares, all of one class of Common Stock having a par value of $. 015 per share. Each share of Common Stock shall continue to be entitled to one vote on all matters as to which it is entitled to vote.

     2. At a meeting held on March 16, 1993, the Board of Directors of this Corporation duly adopted resolutions setting forth this proposed amendment, declared the advisability of its adoption and directed that the amendment proposed be considered at the next annual meeting of this Corporation's stockholders.

     3. At the annual meeting of this Corporation's stockholders duly called and held on June 2, 1993, this amendment was duly adopted by the majority vote of all outstanding shares entitled to vote thereon.

     4. This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to be duly executed by Richard T. Aab, its Chairman, and attested by Francis D. R. Coleman, its Secretary, this 10th day of June, 1993.


                              By:/s/ Richard T. Aab
                                   Richard T. Aab, Chairman
Attest:

By:  /s/ Francis D.R. Coleman
     Francis D. R. Coleman, Secretary